UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2007

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Hibbett Sports, Inc. Supplemental 401(k) Plan

On November 29, 2007, the Board of Directors (the “Board”) of Hibbett Sports, Inc. (the “Company”) adopted the Hibbett Sports, Inc. Supplemental 401(k) Plan (the “Plan”) effective January 1, 2008.  The primary purpose of the Plan is to supplement the employer matching contribution and salary deferral opportunity available to highly compensated employees of the Company who are selected to participate in the Plan.  Highly compensated employees’ ability to receive Company matching contributions and defer salary under the Company’s existing 401(k) Plan (the “Existing Plan”) has been limited because of certain restrictions applicable to qualified plans.  The non-qualified deferred compensation Plan will supplement the Existing Plan and allow participants to defer up to 40% of their compensation and receive an employer matching contribution equal to $0.75 for each dollar of compensation deferred, subject to a maximum of 4.5% of compensation.

The Plan is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Stock Repurchase

On November 29, 2007, the Board extended and increased its authorization under the Company’s stock repurchase program by $100.0 million to $250.0 million through January 30, 2010.  As of November 29, 2007, the Company had repurchased 5.6 million shares of its common stock at a cost of $129.7 million with $120.3 million remaining for future purchases.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 29, 2007, the Board authorized an amendment to the Company’s Bylaws to authorize that any of the Company’s stock may be issued in uncertificated form.  The Bylaws of the Company as amended are attached hereto as Exhibit 3.1 and are incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Bylaws of Hibbett Sports, Inc.
10.1	Hibbett Sports, Inc. Supplemental 401(k) Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

November 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Hibbett Sports, Inc.
10.1	Hibbett Sports, Inc. Supplemental 401(k) Plan